Exhibit 10.9

THIS AGREEMENT is dated the 17th day of May, 2013 and made
BETWEEN AND AMONG:

(1)	Bayer Pharma AG of Müllerstr. 178, 13353 Berlin, Germany, formerly known as Bayer Schering Pharma AG (“Bayer”);

(2)	Bayer Australia Limited of PO Box 903, 875 Pacific Highway, Pymble NSW 2073, Australia (“Bayer Australia”);

(3)	Regeneron Pharmaceuticals Inc of 777 Old Saw Mill River Road, Tarrytown NY 10591, USA (“Regeneron”);

(4)	Regeneron UK Ltd of 40 Bank Street, Canary Wharf, E14 5DS London, UK (“Regeneron UK”); and

(5)	Genentech Inc of 1 DNA Way, South San Francisco, CA 94080-4990, USA (“Genentech”)

WHEREAS:

A.
Genentech is the proprietor of the following patents and patent applications relating to the use of VEGF antagonists for the treatment of certain non-neoplastic diseases and disorders, including age-related macular degeneration: EP 1 238 986 (which expired on October 27, 2012) (the “986 Patent”), EP 1 802 334 and EP 2 089 059, together with those other members of the same patent families in the Territory defined below as the Dosing Regime Patents and the Dosing Regime Patent Applications;

B.
Bayer and Regeneron have developed the product Eylea (aflibercept), as defined below, for the treatment of eye diseases and eye disorders in a human including, but not limited to, the prevention or treatment of age-related macular degeneration.

C.
Bayer, Bayer Australia, Regeneron and Regeneron UK (the “Claimants”) and Genentech (together the “Parties” or each individually a “Party”) are engaged in litigation concerning several of the aforementioned patents and Eylea in Australia, Germany, Italy and the United Kingdom. Such proceedings are defined below.

D.	In consideration of the mutual agreements set out below the Parties have agreed to settle the Proceedings (as defined below) upon the terms set out in this agreement (the “Agreement”).

NOW IT IS HEREBY AGREED as follows:

1.	Definitions:
“Affiliate” means any Person that, on or after the Effective Date, controls, is controlled by, or is under common control with, a Party. For purposes of this definition only, “controlled” and “control” shall mean (i) owning, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities or other ownership interest of a Person, or (ii) possessing, directly or indirectly, the power to manage, direct, or cause the direction of the management and policies of a Person or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the Person. A Person shall be an Affiliate only during such period of time that such Person meets the definition set forth in this paragraph. With respect to Genentech, the term “Affiliate” shall not include Chugai Pharmaceutical Co., Ltd. (“Chugai”) unless and until Genentech provides written notice to Bayer and Regeneron specifying Chugai as an Affiliate of Genentech.
“Australian Patent Office Opposition Proceedings” means the opposition proceedings in the Australian Patent Office in relation to patent AU2005299701 brought by Bayer and Regeneron.
“Australian Proceedings” means action No. (P)NSD904/2012 brought by Bayer in the Federal Court of Australia and the cross-claim in the action brought by Genentech.
“Dosing Regime Patents” means EP1802334, AU2011101622, AU2011101623, AU2011101624, AU2011101625, AU2011101626, AU2011101627, AU2012100335, HK1102106, NZ590132, DK1802334, ES2390676 and PT1802334.
“Dosing Regime Patent Applications” means EP2319492, EP2311433, EP2324848, AU2005299701, CA2584305, HK1151219A, HK1151222A, HK1151989A, NZ596663, NZ598502, HRP20120902, SI1802334, EP2089059, JP2010509369, AU2007323925, AU2012200865, and CA2666709.
“Dosing Regime Patent Rights” means (i) the Dosing Regime Patents; (ii) any patents (including utility models) issued or issuing in the Territory from any of the Dosing Regime Patent Applications; (iii) any other patents (including utility models) issued or issuing in the Territory that claim priority to any of the Dosing Regime Patents or Dosing Regime Patent Applications or to any application to which any of the foregoing patents (i) and (ii) claim priority; and (iv) any extensions, equivalents, and supplementary protection certificates of any of the foregoing (i), (ii), and (iii) in the Territory.
“Effective Date” means the date of signature of this Agreement by the last party to sign.
“English Dosing Regime Proceedings” means action HC12 A04413 brought by Bayer in the English High Court and the counterclaim in the action brought by Genentech.
“English Orders” means (i) the court orders dated April 4, 2012 made by Floyd J in actions HC11 C00131 and HC11 C00127 proceeding in the UK, inter alia, restraining Regeneron and Bayer from infringing claims 1, 10-12, 14, and 23-25 of the 986 Patent and ordering Regeneron and Bayer to each pay Genentech £325,000 on account of costs and interest; and (ii) the court orders dated February 21, 2013 in appeals 2012/0931 and 2012/0933, inter alia, dismissing the appeals, refusing permission to appeal to the Supreme Court and awarding Genentech its costs of the appeals (subject to detailed assessment on the standard basis if not agreed).
“English Proceedings” means actions HC11 C00131 and HC11 C00127 (and appeals 2012/0933 and 2012/0931 thereof and requests for permission to appeal to the UK Supreme Court UKSC 2013/0076 and UKSC 2013/0079) brought by Bayer and Regeneron in the English High Court and the counterclaims in these actions brought by Genentech.
“European Proceedings” means actions 3 Ni 1/12 (EP) and 3 Ni 3/11 (EP) brought by Bayer and Regeneron UK in the German Federal Patent Court; and actions 38178/11 and 38173/11 brought by Bayer and Regeneron UK in the Court of Milan, Italy and the counterclaims in the Italian actions brought by Genentech.
“Eylea” means aflibercept, which is being sold under the trade name Eylea™ as of the Effective Date, and any pharmaceutical formulation containing aflibercept, for the prevention or treatment of eye diseases and eye disorders in a human (including, but not limited to, the prevention or treatment of age-related macular degeneration, central retinal vein occlusion, diabetic macular edema, and/or myopic choroidal neovascularization in a human).
“Person” shall mean an individual, trust, corporation, partnership, joint venture, limited liability company, association, unincorporated organization or other legal or governmental entity.
“Proceedings” means the Australian Proceedings, Australian Patent Office Opposition Proceedings, English Dosing Regime Proceedings, English Proceedings and European Proceedings.
“Subject Patents” means the 986 Patent and the Dosing Regime Patent Rights.
“Territory” means the entire world excluding the United States of America, its territories and possessions.

2.	Genentech represents and warrants that it is the owner of the Subject Patents and the Dosing Regime Patent Applications.

3.	Each Party represents and warrants that it has the full right, power and authority to execute, deliver and perform this Agreement.

4.	The Parties hereby agree that:

4.1
The European Proceedings shall be formally withdrawn or discontinued by the Parties serving on the other Parties and/or filing at the appropriate court within seven (7) days of the Effective Date duly signed originals of the documents attached hereto as Annexes 1 and 2;

4.2
Bayer and Regeneron agree and covenant that they will withdraw their applications for permission to appeal to the UK Supreme Court and will not otherwise pursue an appeal to the UK Supreme Court in respect of the court orders dated February 21, 2013 in appeals 2012/0931 and 2012/0933;

4.3
The Australian Patent Office Opposition Proceedings shall, with effect from the Effective Date, be withdrawn by the Parties or their appropriate Affiliate(s) filing at the Australian Patent Office within seven (7) days of the Effective Date duly signed notices of withdrawal in the form of the documents attached hereto as Annexes 3 and 4;

4.4
The Australian Proceedings shall, with effect from the Effective Date, be discontinued by the Parties or their appropriate Affiliate(s) filing at the appropriate court within seven (7) days of the Effective Date duly signed originals of the document attached hereto as Annexe 5 and, in the case of Regeneron, filing and serving prior thereto a Notice of Appearance in the Australian Proceedings; and

4.5	Bayer and Genentech shall discontinue the English Dosing Regime Proceedings by filing at the High Court within seven (7) days of the Effective Date the document attached hereto as Annexe 6.

4.6
The Parties shall take all steps necessary to promptly withdraw or discontinue the Proceedings pursuant to this clause 4 (including any other proceedings in relation to the Subject Patents initiated before the Effective Date) and shall cooperate with each other to take all steps necessary to obtain court orders as required to achieve the same.

5.
The Parties further agree that they shall bear their own legal costs and court fees in respect of the Proceedings, notwithstanding the English Orders or any other court orders or statutory or procedural provisions to the contrary, and each Party further agrees that it shall not seek from any other Party or its Affiliates, successors, licensees or assignees any repayment or reimbursement of any costs or interest thereon, including without limitation any costs or interest paid pursuant to the English Orders, or any court fees paid or payable in respect of the Proceedings.

6.
Genentech hereby agrees and covenants that it will not initiate any lawsuit or other legal proceeding (and to procure that its Affiliates, successors, licensees and assignees shall not initiate any lawsuit or other legal proceeding) at any time from the Effective Date against any of the Claimants, their Affiliates, successors, licensees, assignees, manufacturers, distributors or customers for infringement of any of the Subject Patents based on its or their dealings in Eylea, including inter alia the making, keeping, supplying, marketing, using, selling, importing, or exporting of Eylea or authorising, aiding, abetting, counselling, procuring, inducing or otherwise participating with any Person in a common design to do any of those things. Genentech agrees and covenants that it will assign the Subject Patents and Dosing Regime Patent Applications only to a Person which has accepted to be bound by the obligations of this Agreement.

7.
The provisions set out in clauses 4 to 6 above shall be in full and final settlement of the Proceedings and, with effect from the Effective Date, the Parties, and Affiliates, successors, licensees, assignees, manufacturers, distributors, and customers are mutually released and discharged from any and all liabilities (existing or future, contingent or actual) in relation to the Subject Patents or Dosing Regime Patent Applications arising out of, in connection with, or related to, any dealings of Regeneron or its Affiliates and/or Bayer or its Affiliates in Eylea, in the Territory, save for each Party’s obligations and liabilities arising under this Agreement and any liabilities, costs, expenses or loss arising in connection with any breach of or the enforcement of this Agreement. For the avoidance of doubt, there shall be no payments of any kind made by either Party to the other in relation to the execution and performance of and the obligations and covenants arising under this Agreement.

8.
It is expressly agreed and acknowledged by the Parties that the execution and performance of this Agreement is not, and is not to be construed as, an admission by any Party as to the patentability, validity, invalidity, infringement or non-infringement of any of the Subject Patents, nor of any counterpart thereof anywhere in the world.

9.
For the avoidance of doubt, nothing in this Agreement shall affect Regeneron’s and Bayer's prior obligations to comply with the injunctions in paragraph 1 of the English Orders dated April 4, 2012 which were in force until expiry of the 986 Patent. Further, nothing in this Agreement shall affect Genentech’s right to enforce, against any one or more of the Claimants, their Affiliates, successors, licensees, manufacturers, suppliers, distributors or customers, (i) any patents, other than the Subject Patents, anywhere in the world or (ii) any of the Subject Patents based on the making, keeping, supplying, marketing, using, selling, importing, or exporting of any product other than Eylea.

10.
The Parties agree that the fact of and contents of this Agreement, any discussions, correspondence or negotiations leading to this Agreement or concerning the performance of this Agreement, and any documents that have passed between the Parties that relate to the Proceedings and to which the public does not by law have a right of inspection shall be kept confidential to the Parties and their Affiliates and successors and (to the extent required for the purposes of clause 6 of this Agreement) their applicable licensees and/or assignees. In the event that a Party is required by law or legal process to disclose the existence or any term of any document or other information that is subject to this clause 10 or the fact of or contents of this Agreement, it will provide the other Parties with prompt notice of such legal requirement or the receipt of such legal process in order to enable any of the other Parties to seek an appropriate protective order.

11.
The Parties hereby agree and covenant that the fact of or contents of this Agreement or of any other document or information that is subject to clause 10 above shall not be used by any Party for any reason in any other legal proceeding anywhere in the world, including, but not limited to, the litigations in the United States of America captioned Genentech, Inc. v Regeneron Pharmaceuticals, Inc., Sanofi-Aventis U.S. LLC, and Sanofi-Aventis U.S. Inc., and Regeneron Pharmaceuticals Inc. v Genentech, Inc., Civil Action Nos. 11-CV-09463 and 11-CV-01156 (SDNY), except if necessary (and then only to the limited extent necessary) for the sole and exclusive purpose of enforcing this Agreement.

12.	Furthermore, if a Party is required by law to make an announcement concerning this Agreement then:

12.1
It shall send written notice to the other Parties of the full text of the proposed announcement as soon as possible prior to the announcement so that the other Parties will have an opportunity to comment upon the announcement; and

12.2	Any such announcement shall be factual and as brief as possible.

13.	The Parties shall use commercially reasonable endeavours to ensure that, to the extent permitted by relevant authorities, this Agreement shall not form part of any public record.

14.
This Agreement shall come into effect on the Effective Date and, subject to earlier termination pursuant to clauses 15 or 16 below, this Agreement shall continue in force until the latest of the dates of expiry of the Dosing Regime Patent Rights, provided that, if this Agreement has not been earlier terminated pursuant to clauses 15 or 16 below, the Parties’ respective covenants, undertakings, and releases/discharge set forth in clauses 6 – 7 and clauses 10-13 above shall survive such expiry of such patents.

15.
The Claimants shall be entitled to terminate this Agreement by written notice thereof to Genentech if at any time from the Effective Date Genentech or any of its Affiliates, successors, licensees or assignees fails to comply with clause 6 above by initiating a lawsuit or other legal proceeding against one or more of the Claimants, their Affiliates, successors, licensees, manufacturers, suppliers, distributors or customers for infringement of the Subject Patents based on its or their dealings in Eylea, including inter alia the making, using, keeping, supplying, marketing, selling, importing, or exporting of Eylea or authorising, aiding, abetting, counselling, procuring, inducing or otherwise participating with any Person in a common design to do any of those things. Provided, however, that after the receipt of such written notice Genentech, its Affiliates, successors, licensees and assignees shall have ten (10) days to cure such failure to comply by withdrawing or discontinuing, or taking all necessary actions to have the tribunal dismiss, such lawsuit or other legal proceeding, and if such cure is timely made the written notice shall be deemed withdrawn and Claimants shall not be entitled to terminate this Agreement.

16.
Genentech shall be entitled to terminate this Agreement by written notice thereof to Claimants if at any time from the Effective Date any of the Claimants, their Affiliates or, as to Claimants’ rights in Eylea, successors, licensees (to the extent the parties have the contractual right to control them) or assignees: (i) initiates a lawsuit, opposition or other official proceeding seeking the revocation of any of the Subject Patents, or (ii) initiates a lawsuit, opposition or other official proceeding disputing or challenging the patentability, validity, or enforceability of any of the Subject Patents, or (iii) authorises, aids, abets, counsels, procures, induces or otherwise participates with any Person in a common design to do any of (i) or (ii). Provided, however, that after the receipt of such written notice the Claimants, their Affiliates, successors, licensees and assignees shall have ten (10) days to cure such failure to comply by withdrawing or discontinuing, or taking all necessary actions to have the tribunal dismiss, such lawsuit or other legal proceeding, or ending all such assistance to the third party, as the case may be, and if such cure is timely made the written notice shall be deemed withdrawn and Genentech shall not be entitled to terminate this Agreement.

17.
Following any termination of this Agreement pursuant to and in accordance with clauses 15 or 16 above, the rights and the obligations of the Parties under this Agreement shall terminate (save for clauses 6-7 and 10-13, which shall survive termination).

18.
Any dispute, controversy, or claim arising out of or in connection with or relating to this Agreement or the breach or alleged breach thereof (including any dispute regarding arbitrability), but not including any dispute, controversy, or claim concerning the patentability, validity, enforceability, or infringement of any patent, shall be finally and exclusively decided by binding arbitration under the then-current Commercial Arbitration Rules of the American Arbitration Association (“AAA”). If the arbitration is demanded by Genentech, the arbitration shall be held in New York, New York. If the arbitration is demanded by one or more of the Claimants, the arbitration shall be held in San Francisco, California. The Parties shall choose, by mutual agreement, one (1) neutral arbitrator within thirty (30) days of receipt of the notice of the intent to arbitrate. If no arbitrator is appointed within that time or any extension thereof to which the Parties may mutually agree, the AAA shall make the appointment of the arbitrator within thirty (30) days of such failure, which arbitrator shall have substantial prior experience arbitrating patent licensing disputes. The arbitrator’s decision and award in the arbitration shall be in writing setting forth the basis therefor and shall be rendered within six (6) months following the appointment of the arbitrator. The award rendered by the arbitrator shall include costs of the arbitration, reasonable attorneys’ fees, and reasonable costs for experts and other witnesses, and judgment on the award may be entered in any court having jurisdiction. To the extent permitted by law, the arbitration proceeding and arbitrator’s decision shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s confidential information. Nothing in this Agreement shall be deemed as preventing any Party from seeking temporary injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute but only to the extent necessary to protect such Party’s name, confidential information, or other similar proprietary rights, or to prevent any imminent irreparable harm.

19.
Any notice (which term shall in this clause include any other communication) required or permitted to be given under this Agreement or in connection with the matters contemplated by it shall be in writing and addressed as follows:

TO:    Bayer Pharma AG
For the attention of: Chief Patent Counsel
Address: Müllerstraße 178, D-13353 Berlin

TO:    Bayer Australia Limited
For the attention of: General Counsel
Address: 875 Pacific Highway, Pymble, NSW, 2073, Australia

TO: Regeneron Pharmaceuticals Inc
For the attention of: General Counsel
Address: 777 Old Saw Mill River Road, Tarrytown, NY 10591, USA

TO: Regeneron UK Ltd
For the attention of: Murray Goldberg
Address: 40 Bank Street, Canary Wharf, E14 5DS, London, UK

TO: Genentech Inc
For the attention of: General Counsel

Address: Genentech Legal Department, 1 DNA Way, South San Francisco, California, USA
Any such notice shall be sent by overnight express delivery (Federal Express, DHL, or the like) and shall be deemed to have been given on the second business day after its dispatch.

20.	This Agreement shall constitute the entire agreement between the Parties in relation to the subject matter hereof and all other terms are expressly excluded.

21.
Nothing in this Agreement is intended or shall be deemed to amend, alter, modify, or have any effect whatsoever on any of the terms and conditions of any other written agreement between the Parties entered into on or prior to the Effective Date that pertains to subject matter different from the subject matter of this Agreement. Nothing in this Agreement shall be used to construe or interpret any other written agreement between the Parties. By way of example only, and without limitation, nothing in this Agreement is intended or shall be deemed to amend, alter, modify, or have any effect on (i) that certain Confidentiality Agreement that was entered into by and between Genentech and Regeneron with respect to the settlement discussions that preceded this Agreement, (ii) that certain Non-Exclusive License and Partial Settlement Agreement by and between Genentech and Regeneron, having an effective date of December 31, 2011, and (iii) that certain agreement by and between Bayer, Regeneron, Regeneron UK and Genentech, dated October 19, 2011.

22.
Genentech shall be solely responsible, at its sole discretion and expense, for the prosecution, defense, and maintenance of the Subject Patents and the Dosing Regime Patent Applications (including whether to undertake such activities), and for enforcing the same against actual or suspected third party infringers (including whether to undertake such activities).

23.
If any term or provision of this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law or otherwise, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

24.
No Party shall assign any of its rights or obligations hereunder except: (i) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of the assigning Party; (ii) to any Person to which it transfers all or substantially all of its assets related to the Subject Patents or Eylea, as the case may be; or (iii) with the prior written consent of the other Parties (which consent shall not be unreasonably withheld). This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this clause shall be void.

25.	This Agreement shall not be altered, modified or otherwise amended in any respect except in writing duly signed by all Parties.

26.
This Agreement shall be governed by English law. Subject to clause 18 above, the Parties submit to the exclusive jurisdiction of the Courts of England and Wales and the enforcement or interpretation of this Agreement shall be carried out solely by this jurisdiction. A Person who is not a Party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Agreement. No one, including for the avoidance of doubt Affiliates, licensees, assignees, manufacturers, distributors and customers named in clauses 6 and 7, other than the Parties to this Agreement, their successors and permitted assignees shall have any right to enforce any of its terms.

27.	This Agreement may be executed in two or more counterparts, each of which should be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF

Signed by:	/s/ Dorian Immler	Signed by:	/s/ Stefan Beyreuther
Date:	May 17, 2013	Date:	May 17, 2013
Name:	Dorian Immler	Name:	Stefan Beyreuther
duly authorised for and on behalf of
Bayer Pharma AG

Signed by:	/s/ Rene Klemm	Signed by:	/s/ Eugenia Borgese
Date:	May 20, 2013	Date:	May 20, 2013
Name:	Rene Klemm	Name:	Eugenia Borgese
duly authorised for and on behalf of
Bayer Australia Limited

Signed by:	/s/ Joseph LaRosa
Date:	May 17, 2013
Name:	Joseph J. LaRosa
duly authorised for and on behalf of
Regeneron Pharmaceuticals Inc

Signed by:	/s/ Murray Goldberg
Date:	May 17, 2013
Name:	Murray A. Goldberg
duly authorised for and on behalf of
Regeneron UK Ltd.

Signed by:	/s/ Frederick C. Kentz
Date:	May 16, 2013
Name:	Frederick C. Kentz, III
duly authorised for and on behalf of
Genentech Inc

Annexe 1

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Bundespatentgericht
Cincinnatistraße 64
81549 Munchen

In Sachen

Bayer Pharma AG
- Klägerin -

gegen

Genentech, Inc.
- Beklagte –

Aktenzeichen: 3 Ni 3/11 (EP), verbunden mit 3 Ni 1/12 (EP)

Nichtigkeitsklage gegen den deutschen Teil von EP 1238 986 (DE 692 33 739.3)

nehmen wir hiermit unsere Nichtigkeitsklage vom 19. Dezember 2011 zurück / we hereby withdraw our revocation action dated 19 December 2011. Es wird anwaltlich versichert, dass die Parteien vereinbart haben, ihre Kosten jeweils selbst zu tragen / it is ensured, in my capacity as an attorney, that the parties agreed to each bear their own costs.

[Hoffmann Eitle, Counsel for Bayer Pharma AG]

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Bundespatentgericht
Cincinnatistraße 64
81549 Munchen

In Sachen

Regeneron UK Ltd
- Klägerin -

gegen

Genentech, Inc.
- Beklagte –

Aktenzeichen: 3 Ni 3/11 (EP)

Nichtigkeitsklage gegen den deutschen Teil von EP 1238 986 (DE 692 33 739.3)

nehmen wir hiermit unsere Nichtigkeitsklage vom 29. Dezember 2010 zurück / we hereby withdraw our revocation action dated 29 December 2010. Es wird anwaltlich versichert, dass die Parteien vereinbart haben, ihre Kosten jeweils selbst zu tragen / it is ensured, in my capacity as an attorney, that the parties agreed to each bear their own costs.

[Bird & Bird, Counsel for Regeneron UK]

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Annexe 2

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TRIBUNALE DI MILANO
Sezione specializzata in materia di diritti
della proprietà industriale e intellettuale
Rinuncia ex art. 306 c.p.c. agli atti del giudizio pendente avanti il G.I. Giani RG. 38173/2011 – 38178/2011
REGENERON UK Ltd., in persona del suo presidente ed amministratore delegato Leonard S. Schleifer, con sede legale in 40 Bank Street, Canary Wharf, E14 5DS Londra, Regno Unito, rappresentata e difesa dagli avvocati Massimiliano Mostardini (C. F. MST MSM 66C09 D969C), Giovanni Galimberti (C.F. GLM GNN 71D29 F205Y) e Flavio Mellucci (C.F. MLL FVV 57A31 F205M) del Foro di Milano, con domicilio eletto presso il loro studio in Milano, Via Borgogna, 8,
- attrice -
e
BAYER PHARMA AG (già BAYER SCHERING PHARMA AG), società di diritto tedesco, con sede in 13353 Berlino, Germania, Műllerstr., 178, in persona dei legali pro tempore Dr. Nicolas Baron von Behr e Dr. Uwe Hartmann, rappresentata e difesa dagli avvocati Fabrizio Jacobacci (C.F. JCB FRZ 63C07 L219J), del foro di Torino e Laura Orlando (C.F. RLN LRA 76P45 F205U) del foro di Milano, con domicilio eletto presso lo studio di quest’ultima in Milano, Corso Vittorio Emanuele II, 1.
- attrice -
congiuntamente “parte attrice”
e
GENENTECH Inc., con sede in South San Francisco (California, U.S.A.), in persona del suo procuratore speciale Dr. David Wildman, rappresentata e difesa dagli avvocati Gian Paolo Di Santo (C.F. DSN GPL 55L10 A944T) del foro di Milano e Francesca Ferrari (C.F. FRR FNC 69R55 G388Z) del Foro di Pavia, con domicilio eletto presso il loro studio in Milano, Via del Lauro, 7.
- convenuta -
DICHIARANO
Con il presente atto, che viene depositato agli atti del processo, espressamente e congiuntamente di aver definito il presente giudizio con separato atto extra – giudiziale e di aver provveduto a compensare le relative spese di giudizio nonché di sostenere al 50% rispettivamente parte attrice e convenuta i costi della CTU. Ai sensi e per gli effetti di cui all’art. 306 c.p.c., dichiarano altresì espressamente e congiuntamente di voler rinunciare, come in effetti, con la sottoscrizione congiunta del presente atto, rinunciano senza riserve e condizioni, da valere anche come reciproca accettazione della rinuncia medesima e ricezione della notificazione, ai rispettivi atti del giudizio, nonché alle relative domande tutte, tanto in via diretta quanto in via riconvenzionale

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formulate avanti il Tribunale di Milano nel procedimento R.G. n. 38173/11 promosso con distinti atti di citazione di Regeneron UK Ltd e di Bayer Schering Pharma AG nei confronti di Genentech Inc. accettando le rinunce agli atti avversari.
Milano, ______________

Regeneron UK Ltd                        Genentech Inc.

_____________________    _____________

Bayer Pharma AG
_____________________

I legali delle parti sottoscrivono il presente atto ai limitati effetti di cui all’art. 68 legge professionale.

Avv. Massimiliano Mostardini Avv. Gian Paolo Di Santo
_________________________ _____________________

Avv. Giovanni Galimberti Avv. Francesca Ferrari
_________________________         _______________________

Avv. Flavio Mellucci
_________________________

Avv. Fabrizio Jacobacci
_________________________

Avv. Laura Orlando
_________________________

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COURT OF MILAN
Specialized Division
in Industrial and Intellectual Property Rights
Waiver of the proceeding pending in front of the Judge Silvia Giani Docket case number 38173/2011 – 38178/2011 pursuant to art. 306 c.p.c..
REGENERON UK Ltd., represented by its President and CEO Leonard S. Schleifer, with registered office in 40 Bank Street, Canary Wharf, E14 5DS London, UK, represented and defended by Attorneys Massimiliano Mostardini (C. F. MST MSM 66C09 D969C), Giovanni Galimberti (C.F. GLM GNN 71D29 F205Y) and Flavio Mellucci (C.F. MLL FVV 57A31 F205M) of the Milan Bar, domiciled at their office in Milan, Via Borgogna, 8
- Claimant -
and
BAYER PHARMA AG (formerly BAYER SCHERING PHARMA AG), a German Company, with registered office in 13353 Berlin, Germany, Műllerstr., 178, represented by its legal representative Dr. Nicolas Baron von Behr and Dr. Uwe Hartmann, represented and defended by Attorneys Fabrizio Jacobacci (C.F. JCB FRZ 63C07 L219J), of Turin Bar and Laura Orlando (C.F. RLN LRA 76P45 F205U) of Milan Bar, domiciled at the office of the latter in Milan, Corso Vittorio Emanuele II, 1
- Claimant -
together “Claimant party”
and
GENENTECH Inc., with registered office in South San Francisco (California, U.S.A.), represented by its special representative Dr. David Wildman, represented and defended by Attorneys Gian Paolo Di Santo (C.F. DSN GPL 55L10 A944T) of the Milan Bar and Francesca Ferrari (C.F. FRR FNC 69R55 G388Z) of the Pavia Bar, domiciled at their office in Milan, Via del Lauro 7.
- Defendant -
expressly and jointly
DECLARE
With this brief, that is filed in the docket in Court, that they have separately settled the proceeding with an out of Court agreement pursuant to which each party bears its own costs and where the Claimant party and the Defendant will bear 50% each of the Court Expert fees. According to art. 306 of the Civil Procedure Code the parties declare expressly and jointly to waive, as they do with the joint signature of this brief, without reservations or conditions, to their respective claims in the proceeding and to all claims and cross claims filed before the Court of Milan in the proceeding n. 38173/11 in which Regeneron

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UK Ltd and Bayer Schering Pharma AG summoned with two distinct writs Genentech Inc. This brief must also be considered as a reciprocal acceptance of the waiver and as a receipt of its notification from the opposing parties.
Milan, ______________

Regeneron UK Ltd                        Genentech Inc.

_____________________    _____________

Bayer Pharma AG
_____________________

The Attorneys sign this deed for the limited effect set forth by art. 68 of the Professional Law .

Avv. Massimiliano Mostardini Avv. Gian Paolo Di Santo
_________________________ _____________________

Avv. Giovanni Galimberti Avv. Francesca Ferrari
_________________________         _______________________

Avv. Flavio Mellucci
_________________________

Avv. Fabrizio Jacobacci
_________________________

Avv. Laura Orlando
_________________________

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Annexe 3

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[Insert date]
The Commissioner of Patents WODEN ACT 2606
Dear Commissioner
Notice of Withdrawal – Opposition by Bayer Pharma AG to Australian Patent Application No. 2005299701 in the name of Genentech, Inc.
We refer to the above matter.
Bayer Pharma AG formally withdraws its opposition to Australian Patent Application No. 2005299701, pursuant to Regulation 5.15 of the Patents Regulations 1991 (Cth).
Yours faithfully
Davies Collison Cave

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Annexe 4

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[Insert date]
The Commissioner of Patents WODEN ACT 2606
Dear Commissioner
Notice of Withdrawal – Opposition by Regeneron Pharmaceuticals Inc. to Australian Patent Application No. 2005299701 in the name of Genentech, Inc.
We refer to the above matter.
Regeneron Pharmaceuticals Inc. formally withdraws its opposition to Australian Patent Application No. 2005299701, pursuant to Regulation 5.15 of the Patents Regulations 1991 (Cth).
Yours faithfully
Phillips Ormonde Fitzpatrick

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Annexe 5

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Form 48
Rule 26.12(1)
Notice of discontinuance
No.     NSD 904 of 2012
Federal Court of Australia
District Registry: New South Wales
Division: General Division

BAYER PHARMA AKTIENGESELLSCHAFT
Applicant

GENENTECH, INC.
Respondent

GENENTECH, INC.
Cross-Claimant

BAYER PHARMA AKTIENGESELLSCHAFT and others named in the Schedule
Cross-Respondents

Bayer Pharma Aktiengesellschaft, the Applicant, discontinues the whole of the claim.
Genentech, Inc., the Cross-Claimant, discontinues the whole of the cross-claim.
Each party consents to the discontinuance of the claim and cross-claim on terms that there be no order as to costs.

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Date: [ ] 2013

Signed by Odette Margaret Gourley Lawyer for the Respondent/Cross-Claimant, Genentech, Inc.

Date: [ ] 2013

Signed by Ian Pascarl Lawyer for the Applicant and First Cross-Respondent, Bayer Bayer Pharma AG, and the Second Cross-Respondent, Bayer Australia Limited

Date: [ ] 2013

Signed by Malcolm Bell Lawyer for the Cross-Respondent, Regeneron Pharmaceuticals Inc.

Note in relation to costs
Under rule 26.12(7), unless the terms of a consent or an order of the Court provide otherwise, a party who files a notice of discontinuance under rule 26.12(2) is liable to pay the costs of each other party to the proceeding in relation to the claim, or part of the claim, that is discontinued.

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Schedule
No. NSD 904 of 2012
FEDERAL COURT OF AUSTRALIA
DISTRICT REGISTRY: NEW SOUTH WALES
DIVISION: GENERAL DIVISION
Cross-Respondents

Second Cross-Respondent:	Bayer Australia Limited ACN 000 138 714

Third Cross-Respondent:	Regeneron Pharmaceuticals Inc.

Date: [ ] 2013

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Annexe 6

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IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION PATENTS COURT	HC 12 A04413

BETWEEN:

BAYER PHARMA AG
Claimant

-and-

GENENTECH, INC

Defendant

CONSENT ORDER

UPON THE APPLICATION of the Claimant
AND UPON the parties having agreed in writing to the terms of this Order
IT IS ORDERED BY CONSENT THAT:

1.	The claim and counterclaim be discontinued.

2.	There be no order as to costs.

………………………………………………… Simmons & Simmons LLP Solicitors for the Claimant Ref: London/090/076185-00003/MWD/SMD	………………………………………………. Marks & Clerk Solicitors LLP Solicitors for the Defendant Ref: MG/CB/GEN4/19

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